UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2010

AQUAMER MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Merrimack St., Bldg 5 Lawrence, MA	01843

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 781-389-9703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

               On February 23, 2010,  Marshall Sterman, the sole member of our Board of Directors, pursuant to our corporate bylaws, increased the size of the Board to two members and elected Richard Falcone as a new director.

               The Board then approved the appointment of Mr. Falcone as President, Chief Executive Officer and Acting Chief Financial Officer,  replacing Mr. Sterman in those positions. Mr. Sterman is continuing in his position as Chairman of the Board.

               Mr. Falcone, a certified public accountant, is an experienced financial and operational executive in manufacturing, retail and technology companies. He was formerly CFO of Bed, Bath & Beyond Inc. and  Director of International Finance and Operations for Tiffany & Co. During the past five years, Mr. Falcone, who has significant corporate turnaround experience,  had served as President and CEO of Tasker Products Corp. and CFO of The A Consulting Team, Inc.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	02/26/2010

Aquamer Medical Corp.

Registrant

By:	/s/ Marshall Sterman

Marshall Sterman Chairman of the Board